UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2016

IDDRIVEN, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55645	46-4724127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13355 Moss Rock Dr., Auburn, CA	95602
(Address of principal executive offices)	(Zip Code)

(415) 226-7773

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On November 18, 2016, we filed our Form 10-Q periodic report for the fiscal quarter ending September 30, 2016, in which we reported that we have outstanding a total of 82,561,409 shares of common stock. Since that date, we have issued an additional 14,895,988 shares of common stock as follows: (i) on or about December 14, 2016 we issued 3,993,285 shares pursuant to the conversion of 118,333 shares of our Series A Preferred Stock at a conversion price of $0.0296; (ii) December 15, 2016 we issued 4,100,000 shares pursuant to the conversion of 121,360 shares of our Series A Preferred Stock at a conversion price of $0.0296; (iii) on or about December 22, 2016 we issued 4,100,000 shares pursuant to the conversion of 121,360 shares of our Series A Preferred Stock at a conversion price of $0.0296; and (iv) on or about December 27 , 2016 we issued 2,702,703 shares pursuant to the conversion of 80,000 shares of our Series A Preferred Stock at a conversion price of $0.0296.

The issuance of the above shares was exempt from the registration requirements of Section 5 of the Securities Act of 1933 (the “Act”) pursuant to Section 4(a)(2) thereto as isolated transactions not involving a public offering.

Following the issuances outlined above, and as of December 27, 2016, the Registrant has a total of 97,457,397 shares of common stock issued and outstanding.

2

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IDdriven, Inc.

Date: December 27, 2016	By:	/s/ Arend D. Verweij
Arend D. Verweij
Chief Executive Officer and Chief Financial Officer

3